EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of Mix 1 Life, Inc., our report dated November 28, 2014, relating to the financial statements of Mix 1 Life, Inc. as of and for the fiscal year ended August 31, 2014.

We also consent to the references to our firm under the heading “Experts” in such Registration Statement.

/s/ KWCO, PC.

KWCO, PC.

Odessa, TX 79762

June 5, 2015